Exhibit 99.1

Great Western Bancorp, Inc. Announces Fiscal Year 2016 Second Quarter Financial Results
Highlights for the Second Quarter of Fiscal Year 2016

•	Second quarter net income was $30.7 million, or $0.55 per diluted share, bringing fiscal year-to-date net income to $61.1 million, or $1.10 per diluted share

•	Net interest margin and adjusted net interest margin[1] were 3.99% and 3.75%, respectively, each slight increases over the prior quarter

•	Net charge-offs during the quarter were $1.9 million, or 0.10% of average loans on an annualized basis, and loans graded "Substandard" decreased compared to December 31, 2015

•
The efficiency ratio[1] remained strong at 45.5%, compared to 51.7% for the same quarter of fiscal year 2015, driven by an 8.9% increase in total revenue and a 4.3% reduction in tangible noninterest expense

•	Total loans grew $27.1 million, or 0.4%, during the quarter and are up $232.6 million, or 3.2%, compared to September 30, 2015

•	Deposits grew $50.1 million, or 0.7%, during the quarter, contributing to growth of $325.7 million, or 4.4%, compared to September 30, 2015

Sioux Falls, SD - April 28, 2016 - Great Western Bancorp, Inc. (NYSE: GWB) today reported net income of $30.7 million, or $0.55 per diluted share, for the quarter ended March 31, 2016, compared to net income of $19.7 million, or $0.34 per diluted share, for the same quarter of fiscal year 2015. The increase was driven by significant favorable variances in loan interest income, provision for loan losses, noninterest income and noninterest expenses. Fiscal year-to-date net income was $61.1 million, or $1.10 per diluted share, compared to $46.4 million, or $0.80 per diluted share, for the same period in fiscal year 2015.
"The second quarter of fiscal year 2016 was a very good one for Great Western," said Ken Karels, President and Chief Executive Officer. "We again achieved a high level of profitability driven primarily by targeted lending growth and strong expense control. We are also pleased with the asset quality outcomes for the quarter, which developed largely in line with our expectations. Most notably, we completed annual renewals of a large portion of our grain farming customers, and while there is certainly stressed liquidity and profitability in that sector, the outcomes were consistent with our expectations and do not raise significant concern."
Net Interest Income and Net Interest Margin2
Net interest income was $88.1 million for the second quarter of fiscal year 2016, an increase of $5.9 million, or 7.2%, compared to the same quarter in fiscal year 2015. The increase was primarily attributable to higher loan interest income driven by 7.3% growth in average loans outstanding between the periods.
Net interest margin was 3.99%, 3.98% and 3.89%, respectively, for the quarters ended March 31, 2016, December 31, 2015 and March 31, 2015. Adjusted net interest margin1, which adjusts for the realized gain (loss) on interest rate swaps, was 3.75%, 3.73% and 3.64%, respectively, for the same periods. Net interest margin and adjusted net interest margin1 were 10 and 11 basis points higher, respectively, compared to the same quarter of fiscal year 2015, primarily as a result of asset growth and mix, including the growth in average loans as a proportion of interest earning assets and a lower average balance of cash and due from banks. Total cost of deposits was 1 basis point lower in the current quarter compared to the same quarter of fiscal year 2015. On a sequential quarter basis, the yield on total loans remained stable at 4.85% while the cost of deposits increased 2 basis points to 0.32%, the yield on investment securities decreased by 1 basis point and cost of borrowings remained stable at 0.76%.
Loan growth during the quarter ended March 31, 2016 was $27.1 million, or 0.4%, bringing fiscal year-to-date growth to $232.6 million, or 3.2%. The net growth during the quarter was primarily driven by $116.0 million of growth in commercial real estate loans, partially offset by a $69.3 million decline in agriculture loans, which was consistent with management's expectations at the end of the first fiscal quarter that certain borrowers would repay lines of credit used for tax planning purposes at calendar year-end. CRE loan growth during the quarter was distributed across the non-owner-occupied, owner-occupied and construction and

1 This is a non-GAAP measure management believes is helpful to understanding trends in the business that may not be fully apparent based only on the most comparable GAAP measure. Further information on this measure and a reconciliation to the most comparable GAAP measure is provided at the end of this release.
2 All references to net interest income and net interest margin are presented on a fully-tax equivalent basis unless otherwise noted.

Exhibit 99.1

development subsegments and represents a diverse range of projects with a continued focus on limiting exposure to land development and other projects that are speculative in nature.
Total deposits grew by $50.1 million during the quarter and by $325.7 million, or 4.4%, compared to September 30, 2015. Both business and consumer deposit balances grew during the quarter, partially offset by a reduction in public funds deposits. FHLB and other borrowings were reduced by $81.0 million, or 18.0%, as a result of deposit growth during the quarter and a reduction in the balance of cash and due from banks.
Provision for Loan Losses and Asset Quality
Provision for loan losses was $2.6 million for the quarter ended March 31, 2016, compared to $9.7 million in the same quarter of fiscal year 2015. Net charge-offs for the quarter were comprised of $3.3 million of charge-offs, partially offset by $1.4 million of recoveries. For the comparable period in fiscal year 2015, net charge-offs of $9.1 million were recognized. The ratio of ALLL to total loans was 0.82% at March 31, 2016, up from 0.78% at September 30, 2015 and 0.74% at March 31, 2015. During the second quarter of 2016, the specific reserve portion of the ALLL increased due to credit deterioration in a small number of relationships, while the general portion of the ALLL decreased due to the continued lowering of historical net charge-off rates.
Included within total loans are approximately $1.17 billion of loans for which management has elected the fair value option. These loans are excluded from the ALLL process, but management has estimated that approximately $5.3 million of the fair value adjustment for these loans relates to potential future credit losses, translating to an additional 0.07% of total loans.
Loans graded "Substandard" ended the quarter at $222.2 million, a decrease of $7.7 million compared to December 31, 2015. Loans graded "Watch" were $333.6 million at March 31, 2016, an increase of $35.0 million, or 11.7%, compared to December 31, 2015, driven by increases in the agriculture and commercial real estate segments. The increase in agriculture "Watch" loans was due in large part to the annual renewals completed through the quarter, which is a normal seasonal increase for this segment, and also reflects the lower grain price impacts. "Watch" loan balances were $50.9 million, or 13.2%, lower than the same quarter in fiscal year 2015.
At March 31, 2016, nonaccrual loans were $55.0 million, with $4.4 million of the balance covered by FDIC loss-sharing arrangements. Total nonaccrual loans increased by $0.6 million during the quarter and decreased by $19.3 million compared to same quarter in fiscal year 2015. Total OREO balances were $12.2 million as of March 31, 2016, a decrease of $3.3 million, or 21.3%, compared to prior quarter and a decrease of $31.4 million, or 72.1%, compared to March 31, 2015.
During the quarter, management completed a detailed portfolio review on $564 million of loan balances in the grain producer segment of the agriculture portfolio, representing 83% of the $684 million outstanding as of March 31, 2016. Of the sample, nearly 90% of borrower loan balances had provided financial statements dated September 15, 2015 or newer. As expected, average producer profitability was depressed in the 2015 growing season, but importantly producers' balance sheets generally remained strong with over 70% of borrowers reporting leverage ratios (debt-to-assets) lower than 40%. Furthermore, nearly 100% of borrowers' loan-to-value ratios were less than or equal to 70%, with an average loan-to-value ratio of 40%. On balance, the results of the analysis were in line with management's expectations.
Total credit-related charges decreased compared to the previous quarter and decreased significantly compared to the same quarter in fiscal year 2015. A summary of total credit-related charges incurred during the current, prior and comparable quarters is presented below:

GREAT WESTERN BANCORP, INC.
Summary of Credit-Related Charges (Unaudited)
(Dollars in thousands)		For the three months ended:
Item	Included within F/S Line Item(s):	March 31, 2016	December 31, 2015	March 31, 2015
Provision for loan losses	Provision for loan losses	$2,631	$3,889	$9,679
Net OREO charges	Net loss (gain) on repossessed property and other related expenses	210	(110)	2,634
(Recovery) reversal of interest income on nonaccrual loans	Interest income on loans	(45)	(140)	517
Loan fair value adjustment related to credit	Net increase (decrease) in fair value of loans at fair value	(237)	(189)	1,184
Total		$2,559	$3,450	$14,014

Exhibit 99.1

Noninterest Income
Noninterest income was $9.0 million for the second quarter ended March 31, 2016, an increase of $2.1 million, or 29.7%, compared to the second quarter of fiscal year 2015. Included within noninterest income are the changes in fair value of certain loans for which the Company has elected the fair value option and the net gain (loss), realized and unrealized, of the related derivatives used to manage the interest rate risk on these loans. On a net basis, these two components of noninterest income accounted for an increase of $1.6 million, while noninterest income from product and service fees increased by $0.5 million.
Service charges and other fees increased by $1.4 million compared to the same period in the prior fiscal year. Shortly after the end of calendar year 2015, the Company received regulatory approval to revert to higher interchange rates as a result of maintaining consolidated total assets under $10.0 billion as of December 31, 2015. The Company had previously been subject to capped interchange rates as a result of consolidating its total assets with other U.S. assets held by its former foreign parent company. Management estimates that the impact of this change was approximately $1.2 million in the current quarter and will be $6.0-7.0 million on an annual basis through June 30, 2017.
Noninterest Expense
Total noninterest expense was $44.9 million for the quarter ended March 31, 2016, a decrease of $3.6 million, or 7.4%, compared to the same quarter in fiscal year 2015. The decrease was primarily driven by a $2.4 million decrease in net OREO costs and a $1.6 million decrease in scheduled amortization of intangible assets. Included within noninterest expense during the quarter was approximately $0.5 million of transaction costs related to the pending acquisition of HF Financial Corp. These acquisition related costs do not have a material impact to diluted earnings per share in the current quarter.
The efficiency ratio1 was 45.5% for the quarter, compared to 51.7% for the same quarter of fiscal year 2015 and 45.3% through the first six months of fiscal year 2016.
Provision for Income Taxes
The provision for income taxes for the second fiscal quarter ended March 31, 2016 was $17.2 million, reflecting an effective tax rate of 35.9% of income before income taxes. This compares to an effective tax rate of 33.0% for the second quarter of fiscal year 2015.
Capital
Tier 1 and total capital ratios were 11.1% and 12.4%, respectively, as of March 31, 2016, compared to 10.9% and 12.2%, respectively, as of December 31, 2015. The common equity tier 1 capital ratio was 10.4% as of March 31, 2016 and 10.2% as of December 31, 2015. The tier 1 leverage ratio was 9.5% as of March 31, 2016 and 9.4% as of December 31, 2015. All regulatory capital ratios remain above regulatory minimums to be considered "well capitalized."
On April 28, 2016, the Company’s board of directors declared a dividend of $0.14 per common share payable on May 24, 2016 to owners of record as of close of business on May 10, 2016. The aggregate dividend payment will be approximately $7.7 million.
Business Outlook
"The strong momentum in our business and in the economies across our footprint has us remaining positive about the remainder of the fiscal year," added Karels. "As expected, loan growth was partially offset by expected agriculture loan paydowns, but we remain optimistic about attaining mid- to high-single-digit growth for the full fiscal year. The grain portfolio review we completed during the quarter affirmed our beliefs that profitability in the sector is indeed under stress, but strong overall leverage and collateral coverage of the majority of our borrowers gives us comfort over the long-term outcomes in the agriculture sector."
Conference Call
Great Western Bancorp, Inc. will host a conference call to discuss its financial results for the second quarter of fiscal year 2016 on Thursday, April 28, 2016 at 7:30 AM (CT). The call can be accessed by dialing (855) 238-8837 approximately 10 minutes prior to the start time. Please ask to be joined into the Great Western Bancorp, Inc. (GWB) call. International callers should dial (412) 542-4114. The call will also be broadcast live over the Internet and can be accessed in the Investor Relations section of Great Western’s website at www.greatwesternbank.com. A replay will be available beginning one hour following the conference call and ending on May 12, 2016. To access the replay, dial (877) 344-7529 (U.S.) and use conference ID 10084137. International callers should dial (412) 317-0088 and enter the same conference ID number.

Exhibit 99.1

About Great Western Bancorp, Inc.
Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service regional bank focused on relationship-based business and agribusiness banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through 155 branches in seven states: South Dakota, Iowa, Nebraska, Colorado, Arizona, Kansas and Missouri. To learn more about Great Western Bank visit www.greatwesternbank.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, and the interest rate environment, beyond fiscal year 2015, and any statements regarding the proposed merger of HF Financial Corp. ("HF Financial") into Great Western Bancorp, Inc., are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, including the Risk Factor related to risks associated with completed and potential acquisitions, all of which apply to the pending acquisition of HF Financial. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Important Additional Information and Where to Find It
In connection with the Merger Agreement with HF Financial, Great Western has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that contains the Proxy Statement/Prospectus, as well as other relevant documents concerning the proposed transaction. STOCKHOLDERS OF HF FINANCIAL ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT GREAT WESTERN, HF FINANCIAL AND THE PROPOSED TRANSACTION. The Registration Statement, including the Proxy Statement/Prospectus, and other relevant materials, and any other documents filed by Great Western and HF Financial with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. Documents filed by Great Western with the SEC, including the Registration Statement, may also be obtained free of charge from Great Western’s website (www.greatwesternbank.com) under the “Investor Relations” heading and the “SEC Filings” sub-heading, or by directing a request to Great Western’s Investor Relations contact, David Hinderaker at david.hinderaker@greatwesternbank.com. Documents filed by HF Financial with the SEC may also be obtained free of charge from HF Financial's website (www.homefederal.com) under the “Investor Relations” heading and the “SEC Filings” sub-heading, or by directing a request to HF Financial's Investor Relations contact, Pamela F. Russo at prusso@homefederal.com.

Participants in a Solicitation
Great Western, HF Financial, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of HF Financial, in connection with the proposed merger transaction. Information about the directors and executive officers of Great Western is available in Great Western’s definitive proxy statement for its 2016 annual meeting of stockholders as filed with the SEC on January 4, 2016, and other documents subsequently filed by Great Western with the SEC. Information about the directors and executive officers of HF Financial, is available in HF Financial’s definitive proxy statement, for its 2015 annual meeting of stockholders as previously filed with the SEC on October 16, 2015. Other information regarding the participants and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, is contained in the Registration Statement and the Proxy Statement/Prospectus, and other relevant documents regarding the transaction filed with the SEC.

Exhibit 99.1

No Offer or Solicitation

This communication is not a solicitation of a proxy from any stockholder of HF Financial and is not a substitute for the Proxy Statement/Prospectus sent to the stockholders of HF Financial in connection with the proposed merger. This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, any securities in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of any applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Financial Data (Unaudited)
(Dollars in thousands except per share amounts)

	At or for the six months ended:		At or for the three months ended:
	March 31, 2016	March 31, 2015	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Operating Data:
Interest and dividend income (FTE)	$191,409	$181,876	$96,098	$95,310	$94,499	$93,582	$89,794
Interest expense	15,496	15,248	7,969	7,527	7,296	7,340	7,579
Noninterest income	17,642	14,836	8,999	8,644	9,049	10,005	6,936
Noninterest expense	89,075	95,529	44,855	44,220	44,835	46,430	48,438
Provision for loan losses	6,520	12,998	2,631	3,889	1,633	4,410	9,679
Net income	61,135	46,421	30,674	30,461	33,812	28,832	19,724
Earnings per common share - basic	$1.11	$0.80	$0.56	$0.55	$0.60	$0.50	$0.34
Earnings per common share - diluted	1.10	0.80	0.55	0.55	0.60	0.50	0.34

Performance Ratios:
Net interest margin (FTE)[2]	3.99%	3.90%	3.99%	3.98%	3.98%	3.95%	3.89%
Adjusted net interest margin (FTE)1 2	3.74%	3.66%	3.75%	3.73%	3.72%	3.70%	3.64%
Return on average total assets[2]	1.24%	0.96%	1.24%	1.23%	1.38%	1.18%	0.83%
Return on average common equity[2]	8.3%	6.4%	8.3%	8.3%	9.2%	7.8%	5.5%
Return on average tangible common equity1 3	16.1%	13.8%	16.0%	16.2%	18.1%	15.8%	11.8%
Efficiency ratio[1]	45.3%	50.1%	45.5%	45.1%	45.8%	46.4%	51.7%

Capital:
Tier 1 capital ratio	11.1%	11.6%	11.1%	10.9%	10.9%	11.5%	11.6%
Total capital ratio	12.4%	12.6%	12.4%	12.2%	12.1%	12.5%	12.6%
Tier 1 leverage ratio	9.5%	9.3%	9.5%	9.4%	9.1%	9.4%	9.3%
Common equity tier 1 ratio	10.4%	10.8%	10.4%	10.2%	10.1%	10.8%	10.8%
Tangible common equity / tangible assets[1]	8.7%	8.4%	8.7%	8.3%	8.3%	8.6%	8.4%

Asset Quality:
Nonaccrual loans	$54,988	$74,332	$54,988	$54,351	$68,289	$68,117	$74,332
OREO	$12,204	$43,565	$12,204	$15,503	$15,892	$21,969	$43,565
Nonaccrual loans / total loans	0.73%	1.05%	0.73%	0.72%	0.93%	0.94%	1.05%
Net charge-offs (recoveries)	$1,803	$8,090	$1,852	$(39)	$363	$906	$9,073
Net charge-offs (recoveries) / average total loans[3]	0.05%	0.23%	0.10%	—%	0.02%	0.05%	0.52%
Allowance for loan losses / total loans	0.82%	0.74%	0.82%	0.81%	0.78%	0.77%	0.74%
Watch-rated loans	$333,597	$384,448	$333,597	$298,620	$310,379	$322,256	$384,448

[1] This is a non-GAAP financial measure management believes is helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measure and reconciliation to the most comparable GAAP measure.

[2] Annualized for all partial-year periods.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Income Statement (Unaudited)
(Dollars in thousands)

	At or for the six months ended:		At or for the three months ended:
	March 31, 2016	March 31, 2015	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Interest and dividend income
Loans	$175,388	$166,738	$88,192	$87,197	$86,480	$85,240	$82,394
Taxable securities	11,774	11,066	5,787	5,987	5,923	5,984	5,379
Nontaxable securities	24	26	12	12	15	10	13
Dividends on securities	436	508	222	213	250	489	258
Federal funds sold and other	169	444	94	75	53	155	160
Total interest and dividend income	187,791	178,782	94,307	93,484	92,721	91,878	88,204
Interest expense
Deposits	11,694	11,999	6,029	5,665	5,587	5,776	5,984
Securities sold under agreements to repurchase	271	296	132	139	133	134	150
FHLB advances and other borrowings	1,845	1,839	929	916	925	867	893
Related party notes payable	—	459	—	—	79	233	227
Subordinated debentures and subordinated notes payable	1,686	655	879	807	572	330	325
Total interest expense	15,496	15,248	7,969	7,527	7,296	7,340	7,579
Net interest income	172,295	163,534	86,338	85,957	85,425	84,538	80,625
Provision for loan losses	6,520	12,998	2,631	3,889	1,633	4,410	9,679
Net interest income after provision for loan losses	165,775	150,536	83,707	82,068	83,792	80,128	70,946
Noninterest income
Service charges and other fees	20,782	19,269	10,316	10,467	10,238	9,627	8,871
Wealth management fees	3,280	3,782	1,668	1,612	1,658	1,972	1,825
Net gain on sale of loans	2,474	3,124	1,204	1,270	1,667	1,903	1,580
Net gain (loss) on sale of securities	(330)	51	24	(354)	259	—	—
Net increase (decrease) in fair value of loans at fair value	21,054	32,308	35,955	(14,901)	28,828	(24,394)	15,208
Net realized and unrealized gain (loss) on derivatives	(31,454)	(46,303)	(40,893)	9,439	(34,731)	18,946	(21,698)
Other	1,836	2,605	725	1,111	1,130	1,951	1,150
Total noninterest income	17,642	14,836	8,999	8,644	9,049	10,005	6,936
Noninterest expense
Salaries and employee benefits	50,065	48,761	24,769	25,296	25,273	26,612	24,673
Data processing	10,254	9,536	5,008	5,246	5,338	4,657	4,708
Occupancy expenses	7,434	8,008	3,843	3,591	3,640	3,161	3,984
Professional fees	6,453	7,175	3,345	3,108	3,560	3,289	3,603
Communication expenses	1,862	2,398	928	934	1,026	1,031	1,225
Advertising	1,968	1,674	1,048	920	1,070	1,196	946
Equipment expenses	1,835	1,881	931	904	949	1,075	925
Net loss (gain) on repossessed property and other related expenses	100	4,480	210	(110)	(165)	1,067	2,634
Amortization of core deposits and other intangibles	1,417	4,626	708	709	708	1,776	2,313
Other	7,687	6,990	4,065	3,622	3,436	2,566	3,427
Total noninterest expense	89,075	95,529	44,855	44,220	44,835	46,430	48,438
Income before income taxes	94,342	69,843	47,851	46,492	48,006	43,703	29,444
Provision for income taxes	33,207	23,422	17,177	16,031	14,194	14,871	9,720
Net income	$61,135	$46,421	$30,674	$30,461	$33,812	$28,832	$19,724

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Summarized Consolidated Balance Sheet (Unaudited)
(Dollars in thousands)

	As of
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Assets
Cash and due from banks	$174,401	$212,710	$237,770	$187,171	$358,440
Securities	1,328,685	1,317,605	1,327,327	1,410,475	1,402,508
Total loans	7,557,788	7,530,660	7,325,198	7,245,239	7,072,465
Allowance for loan losses	(61,917)	(61,128)	(57,200)	(55,930)	(52,426)
Loans, net	7,495,871	7,469,532	7,267,998	7,189,309	7,020,039
Goodwill and other intangible assets	703,508	704,217	704,926	705,634	707,410
Other assets	239,830	253,151	260,633	271,570	293,248
Total assets	$9,942,295	$9,957,215	$9,798,654	$9,764,159	$9,781,645

Liabilities and stockholders' equity
Noninterest-bearing deposits	$1,503,981	$1,506,868	$1,368,453	$1,360,722	$1,374,589
Interest-bearing deposits	6,208,748	6,155,750	6,018,612	5,996,966	6,113,109
Total deposits	7,712,729	7,662,618	7,387,065	7,357,688	7,487,698
Securities sold under agreements to repurchase	146,273	187,871	185,271	161,559	163,343
FHLB advances and other borrowings	370,000	451,000	581,000	590,520	475,019
Other liabilities	204,091	180,210	185,972	166,541	186,033
Total liabilities	8,433,093	8,481,699	8,339,308	8,276,308	8,312,093
Stockholders' equity	1,509,202	1,475,516	1,459,346	1,487,851	1,469,552
Total liabilities and stockholders' equity	$9,942,295	$9,957,215	$9,798,654	$9,764,159	$9,781,645

GREAT WESTERN BANCORP, INC.
Loan Portfolio Summary (Unaudited)
(Dollars in thousands)

	As of			Fiscal year-to-date:
	March 31, 2016	December 31, 2015	September 30, 2015	Change ($)	Change (%)
Commercial non-real estate	$1,588,356	$1,586,501	$1,610,828	$(22,472)	(1.4)%
Agriculture	1,900,013	1,969,269	1,861,465	38,548	2.1%
Construction and development	368,408	336,679	256,697	111,711	43.5%
Owner-occupied CRE	1,107,055	1,081,617	1,122,041	(14,986)	(1.3)%
Non-owner-occupied CRE	1,350,444	1,286,063	1,227,354	123,090	10.0%
Multifamily residential real estate	252,121	257,681	239,656	12,465	5.2%
Commercial real estate	3,078,028	2,962,040	2,845,748	232,280	8.2%
Residential real estate	909,590	927,138	921,827	(12,237)	(1.3)%
Consumer	64,465	69,787	73,049	(8,584)	(11.8)%
Other [1]	39,510	40,719	38,371	1,139	3.0%
Total unpaid principal balance	7,579,962	7,555,454	7,351,288	228,674	3.1%
Less: Unamortized discount on acquired loans and unearned net deferred fees and costs and loans in process	(22,174)	(24,794)	(26,090)	3,916	(15.0)%
Total loans	$7,557,788	$7,530,660	$7,325,198	$232,590	3.2%

[1] Other loans primarily include consumer and commercial credit cards and customer deposit account overdrafts.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)
(Dollars in thousands)

	For the three months ended:
	March 31, 2016			December 31, 2015			March 31, 2015
	Average Balance	Interest (FTE) [1]	Yield / Cost [2]	Average Balance	Interest (FTE) [1]	Yield / Cost [2]	Average Balance	Interest (FTE) [1]	Yield / Cost [2]
Assets
Cash and due from banks	$75,063	$94	0.50%	$101,034	$75	0.30%	$265,929	$160	0.24%
Investment securities	1,347,922	6,021	1.80%	1,366,356	6,212	1.81%	1,334,460	5,650	1.72%
Loans, other than loans acquired with deteriorated credit quality, net	7,371,600	88,325	4.82%	7,193,143	87,393	4.83%	6,828,510	81,907	4.86%
Loans acquired with deteriorated credit quality, net	97,880	1,658	6.81%	104,116	1,630	6.23%	131,578	2,077	6.40%
Loans, net	7,469,480	89,983	4.85%	7,297,259	89,023	4.85%	6,960,088	83,984	4.89%
Total interest-earning assets	8,892,465	96,098	4.35%	8,764,649	95,310	4.33%	8,560,477	89,794	4.25%
Noninterest-earning assets	1,031,022			1,048,032			1,090,176
Total assets	$9,923,487	$96,098	3.89%	$9,812,681	$95,310	3.86%	$9,650,653	$89,794	3.77%

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,373,728			$1,390,952			$1,282,530
NOW, MMDA and savings deposits	4,925,930	$3,856	0.31%	4,757,432	$3,372	0.28%	4,447,606	$3,266	0.30%
CDs	1,288,775	2,173	0.68%	1,351,110	2,293	0.68%	1,567,763	2,718	0.70%
Total deposits	7,588,433	6,029	0.32%	7,499,494	5,665	0.30%	7,297,899	5,984	0.33%
Securities sold under agreements to repurchase	161,188	132	0.33%	177,063	139	0.31%	182,386	150	0.33%
FHLB advances and other borrowings	489,773	929	0.76%	481,762	916	0.76%	528,571	893	0.69%
Related party notes payable	—	—	—%	—	—	—%	41,295	227	2.23%
Subordinated debentures and subordinated notes payable	90,758	879	3.90%	90,739	807	3.54%	56,083	325	2.35%
Total borrowings	741,719	1,940	1.05%	749,564	1,862	0.99%	808,335	1,595	0.80%
Total interest-bearing liabilities	8,330,152	$7,969	0.38%	8,249,058	$7,527	0.36%	8,106,234	$7,579	0.38%
Noninterest-bearing liabilities	104,937			99,173			86,288
Stockholders' equity	1,488,398			1,464,450			1,458,131
Total liabilities and stockholders' equity	$9,923,487			$9,812,681			$9,650,653
Net interest spread			3.51%			3.50%			3.39%
Net interest income and net interest margin (FTE) [1]		$88,129	3.99%		$87,783	3.98%		$82,215	3.89%
Less: Tax equivalent adjustment		1,791			1,826			1,590
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$86,338	3.90%		$85,957	3.90%		$80,625	3.82%

[1] These are non-GAAP financial measures management believes are helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measures and reconciliation to the most comparable GAAP measure.

[2] Annualized for all partial-year periods.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)
(Dollars in thousands)

	For the six months ended:
	March 31, 2016			March 31, 2015
	Average Balance	Interest (FTE) [1]	Yield / Cost [2]	Average Balance	Interest (FTE) [1]	Yield / Cost [2]
Assets
Cash and due from banks	$88,049	$169	0.38%	$354,415	$444	0.25%
Investment securities	1,357,139	12,234	1.80%	1,335,348	11,600	1.74%
Loans, other than loans acquired with deteriorated credit quality, net	7,282,371	175,718	4.83%	6,727,508	164,783	4.91%
Loans acquired with deteriorated credit quality, net	100,999	3,288	6.51%	141,311	5,049	7.17%
Loans, net	7,383,370	179,006	4.85%	6,868,819	169,832	4.96%
Total interest-earning assets	8,828,558	191,409	4.34%	8,558,582	181,876	4.26%
Noninterest-earning assets	1,039,527			1,097,254
Total assets	$9,868,085	$191,409	3.88%	$9,655,836	$181,876	3.78%

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,382,340			$1,387,396
NOW, MMDA and savings deposits	4,841,681	$7,228	0.30%	4,298,739	$5,918	0.28%
CDs	1,319,942	4,466	0.68%	1,625,814	6,081	0.75%
Total deposits	7,543,963	11,694	0.31%	7,311,949	11,999	0.33%
Securities sold under agreements to repurchase	169,126	271	0.32%	175,111	296	0.34%
FHLB advances and other borrowings	485,767	1,845	0.76%	547,528	1,839	0.67%
Related party notes payable	—	—	—%	41,295	459	2.23%
Subordinated debentures and subordinated notes payable	90,748	1,686	3.72%	56,083	655	2.34%
Total borrowings	745,641	3,802	1.02%	820,017	3,249	0.79%
Total interest-bearing liabilities	8,289,604	$15,496	0.37%	8,131,966	$15,248	0.38%
Noninterest-bearing liabilities	102,057			77,886
Stockholders' equity	1,476,424			1,445,984
Total liabilities and stockholders' equity	$9,868,085			$9,655,836
Net interest spread			3.51%			3.40%
Net interest income and net interest margin (FTE) [1]		$175,913	3.99%		$166,628	3.90%
Less: Tax equivalent adjustment		3,617			3,094
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$172,296	3.90%		$163,534	3.83%

[1] These are non-GAAP financial measures management believes are helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measures and reconciliation to the most comparable GAAP measure.

[2] Annualized for all partial-year periods.

Non-GAAP Measures and Reconciliation
We rely on certain non-GAAP measures in making financial and operational decisions about our business. We believe that each of the non-GAAP measures presented is helpful in highlighting trends in our business, financial condition and results of operations which might not otherwise be apparent when relying solely on our financial results calculated in accordance with U.S. generally accepted accounting principles, or GAAP.

Exhibit 99.1

In particular, we evaluate our profitability and performance based on our cash net income and return on average tangible common equity, each of which excludes the effects of amortization expense relating to intangible assets and related tax effects from the acquisition of us by National Australia Bank Limited and our acquisitions of other institutions. We believe these measures help highlight trends associated with our financial condition and results of operations by providing net income and return information based on our cash payments and receipts during the applicable period.
We also evaluate our profitability and performance based on our adjusted net interest income, adjusted net interest margin, adjusted interest income on loans other than loans acquired with deteriorated credit quality and adjusted yield on loans other than loans acquired with deteriorated credit quality. We adjust each of these four measures to include the current realized gain (loss) of derivatives we use to manage interest rate risk on certain of our loans, which we believe economically offsets the interest income earned on the loans. Similarly, we evaluate our operational efficiency based on our efficiency ratio, which excludes the effect of amortization of core deposit and other intangibles (a non-cash expense item) and includes the tax benefit associated with our tax-advantaged loans.
We evaluate our financial condition based on the ratio of our tangible common equity to our tangible assets. Our calculation of this ratio excludes the effect of our goodwill and other intangible assets. We believe this measure is helpful in highlighting the common equity component of our capital and because of its focus by federal bank regulators when reviewing the health and strength of financial institutions in recent years and when considering regulatory approvals for certain actions, including capital actions.
Reconciliations for each of these non-GAAP financial measures to the closest GAAP financial measures are included in the tables below. Each of the non-GAAP measures presented should be considered in context with our GAAP financial results included in this release.

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)
(Dollars in thousands)

	At or for the six months ended:		At or for the three months ended:
	March 31, 2016	March 31, 2015	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Cash net income and return on average tangible common equity:
Net income	$61,135	$46,421	$30,674	$30,461	$33,812	$28,832	$19,724
Add: Amortization of intangible assets	1,417	4,626	708	709	708	1,776	2,313
Add: Tax on amortization of intangible assets	(440)	(440)	(220)	(220)	(220)	(220)	(220)
Cash net income	$62,112	$50,607	$31,162	$30,950	$34,300	$30,388	$21,817

Average common equity	$1,476,424	$1,445,984	$1,488,398	$1,464,450	$1,456,372	$1,476,556	$1,458,131
Less: Average goodwill and other intangible assets	704,221	709,935	703,866	704,576	705,284	706,526	708,782
Average tangible common equity	$772,203	$736,049	$784,532	$759,874	$751,088	$770,030	$749,349
Return on average common equity *	8.3%	6.4%	8.3%	8.3%	9.2%	7.8%	5.5%
Return on average tangible common equity *	16.1%	13.8%	16.0%	16.2%	18.1%	15.8%	11.8%

* Calculated as net income divided by average common equity and cash net income divided by average tangible common equity, respectively. Annualized for partial-year periods.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)
(Dollars in thousands)

	At or for the six months ended:		At or for the three months ended:
	March 31, 2016	March 31, 2015	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):
Net interest income	$172,295	$163,534	$86,338	$85,957	$85,425	$84,538	$80,625
Add: Tax equivalent adjustment	3,617	3,094	1,791	1,826	1,778	1,704	1,590
Net interest income (FTE)	175,912	166,628	88,129	87,783	87,203	86,242	82,215
Add: Current realized derivative gain (loss)	(10,827)	(10,589)	(5,175)	(5,652)	(5,637)	(5,416)	(5,307)
Adjusted net interest income (FTE)	$165,085	$156,039	$82,954	$82,131	$81,566	$80,826	$76,908

Average interest earning assets	$8,828,558	$8,558,582	$8,892,465	$8,764,649	$8,693,471	$8,756,244	$8,560,477
Net interest margin (FTE) *	3.99%	3.90%	3.99%	3.98%	3.98%	3.95%	3.89%
Adjusted net interest margin (FTE) **	3.74%	3.66%	3.75%	3.73%	3.72%	3.70%	3.64%

* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.
** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

Adjusted interest income and adjusted yield (fully-tax equivalent basis), on loans other than loans acquired with deteriorated credit quality:
Interest income	$172,101	$161,689	$86,534	$85,567	$84,835	$83,094	$80,317
Add: Tax equivalent adjustment	3,617	3,094	1,791	1,826	1,778	1,704	1,590
Interest income (FTE)	175,718	164,783	88,325	87,393	86,613	84,798	81,907
Add: Current realized derivative gain (loss)	(10,827)	(10,589)	(5,175)	(5,652)	(5,637)	(5,416)	(5,307)
Adjusted interest income (FTE)	$164,891	$154,194	$83,150	$81,741	$80,976	$79,382	$76,600

Average loans other than loans acquired with deteriorated credit quality	$7,282,371	$6,727,508	$7,371,600	$7,193,143	$7,108,598	$6,995,340	$6,828,510
Yield (FTE) *	4.83%	4.91%	4.82%	4.83%	4.83%	4.86%	4.86%
Adjusted yield (FTE) **	4.53%	4.60%	4.54%	4.52%	4.52%	4.55%	4.55%

* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.
** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

Efficiency ratio:
Total revenue	$189,940	$178,373	$95,339	$94,601	$94,474	$94,543	$87,561
Add: Tax equivalent adjustment	3,617	3,094	1,791	1,826	1,778	1,704	1,590
Total revenue (FTE)	$193,557	$181,467	$97,130	$96,427	$96,252	$96,247	$89,151

Noninterest expense	$89,075	$95,529	$44,855	$44,220	$44,835	$46,430	$48,438
Less: Amortization of intangible assets	1,417	4,626	708	709	708	1,776	2,313
Tangible noninterest expense	$87,658	$90,903	$44,147	$43,511	$44,127	$44,654	$46,125
Efficiency ratio *	45.3%	50.1%	45.5%	45.1%	45.8%	46.4%	51.7%

* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)
(Dollars in thousands)

	At or for the six months ended:		At or for the three months ended:
	March 31, 2016	March 31, 2015	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Tangible common equity and tangible common equity to tangible assets:
Total stockholders' equity	$1,509,202	$1,469,552	$1,509,202	$1,475,516	$1,459,346	$1,487,851	$1,469,552
Less: Goodwill and other intangible assets	703,508	707,410	703,508	704,217	704,926	705,634	707,410
Tangible common equity	$805,694	$762,142	$805,694	$771,299	$754,420	$782,217	$762,142

Total assets	$9,942,295	$9,781,645	$9,942,295	$9,957,215	$9,798,654	$9,764,159	$9,781,645
Less: Goodwill and other intangible assets	703,508	707,410	703,508	704,217	704,926	705,634	707,410
Tangible assets	$9,238,787	$9,074,235	$9,238,787	$9,252,998	$9,093,728	$9,058,525	$9,074,235
Tangible common equity to tangible assets	8.7%	8.4%	8.7%	8.3%	8.3%	8.6%	8.4%

GREAT WESTERN BANCORP, INC.

Media Contact:
Ann Nachtigal, 605-988-9217
ann.nachtigal@greatwesternbank.com

Investor Relations Contact:
David Hinderaker, 605-988-9253
david.hinderaker@greatwesternbank.com